UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

100,000,000 RMB Credit Facility

On June 21, 2019, Global Technology, Inc. (“Global Technology”), a wholly owned subsidiary of Applied Optoelectronics, Inc. entered into a 18 month credit facility totaling 100,000,000 RMB (the “¥100M Credit Facility”), with China Zheshang Bank Co., Ltd., in Ningbo City, China ( the “Bank”). Borrowing under the ¥100M Credit Facility will be used by Global Technology for general corporate purposes.

Global Technology may draw upon the ¥100M Credit Facility from June 21, 2019 until January 4, 2021 (the “¥100M Credit Period”). During the ¥100M Credit Period, Global Technology may request to draw upon the Credit Facility on an as-needed basis; however, draws under the ¥100M Credit Facility may become due and repayable to the Bank at the Bank’s discretion due to changes in Chinese government regulations and/or changes in Global Technology’s financial and operational condition. Each draw will bear interest equal to the Bank’s commercial banking interest rate effective on the day of the applicable draw.

Global Technology’s obligations under the ¥100M Credit Facility will be secured by real property owned by Global Technology and mortgaged to the Bank under the terms of the Real Estate Security Agreement. The agreements for the ¥100M Credit Facility and the Real Estate Security Agreement also contain rights and obligations, representations and warranties, and events of default applicable to the Global Technology that are customary for agreements of this type.

The foregoing description of the ¥100M Credit Facility and Security Agreement do not purport to be a complete statement of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the full text of the Maximum Loan Contract (¥100M) and Maximum Mortgage Contract (Real Estate Security Agreement), English translations of which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

50,000,000 RMB Credit Facility

On June 21, 2019, Global Technology also entered into a three-year credit facility totaling 50,000,000 RMB (the “¥50M Credit Facility”) with the Bank. Borrowing under the ¥50M Credit Facility will be used by Global Technology for general corporate purposes.

Global Technology may draw upon the ¥50M Credit Facility from June 21, 2019 until June 20, 2022 (the “¥50M Credit Period”). During the ¥50M Credit Period, Global Technology may request to draw upon the Credit Facility on an as-needed basis; however, draws under the ¥50M Credit Facility may become due and repayable to the Bank at the Bank’s discretion due to changes in Chinese government regulations and/or changes in Global Technology’s financial and operational condition. Each draw will bear interest equal to the Bank’s commercial banking interest rate effective on the day of the applicable draw.

Global Technology’s obligations under the ¥50M Credit Facility will be secured by machinery and equipment owned by Global Technology and mortgaged to the Bank under the terms of the Machinery and Equipment Security Agreement. The agreements for the ¥50M Credit Facility and the Machinery and Equipment Security Agreement also contain rights and obligations, representations and warranties, and events of default applicable to the Global Technology that are customary for agreements of this type.

The foregoing description of the ¥50M Credit Facility and Security Agreement do not purport to be a complete statement of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the full text of the Maximum Loan Contract (¥50 M) and Maximum Mortgage Contract (Machinery and Equipment Security Agreement), English translations of which are attached as Exhibit 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference herein and made a part hereof.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of the Maximum Loan Contract (¥100M), between Global Technology, Inc. and China Zheshang Bank Co., Ltd, dated June 21, 2019.

10.2	Translation of the Maximum Mortgage Contract (the “Real Estate Security Agreement”), between Global Technology, Inc. and China Zheshang Bank Co., Ltd, dated June 21, 2019.

10.3	Translation of the Maximum Loan Contract (¥50M), between Global Technology, Inc. and China Zheshang Bank Co., Ltd, dated June 21, 2019.

10.4	Translation of the Maximum Mortgage Contract (the “Machinery and Equipment Security Agreement”), between Global Technology, Inc. and China Zheshang Bank Co., Ltd, dated June 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo,
	Title:	General Counsel and Secretary